UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2025

Welsbach Technology Metals Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41183	87-1006702
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4422 N. Ravenswood Ave #1025
Chicago, Illinois 60640

(Address of Principal Executive Offices, including zip code)

Registrant’s telephone number, including area code: (251) 280-1980

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Trust Agreement

As approved by its stockholders at the Special Meeting (as defined below), on September 29, 2025, Welsbach Technology Metals Acquisition Corp. (the “Company” or “WTMA”) and Continental Stock Transfer & Trust Company (“Continental”) entered into an amendment (the “Trust Agreement Amendment”) to the Investment Management Trust Agreement, dated December 27, 2021, as previously amended, by and between Continental and the Company (the “Trust Agreement”), to permit the Extension (as defined below).

The foregoing summary of the Trust Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Trust Agreement Amendment attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 29, 2025, the Company held a special meeting of its stockholders (the “Special Meeting”). On September 11, 2025, the record date for the Special Meeting, there were 2,848,663 shares of common stock of the Company entitled to be voted at the Special Meeting (including 484,751 shares of common stock of the Company for which redemption instructions were submitted in connection with the special meeting held on September 2, 2025 and are held by Continental), approximately 83.0% of which were represented in person or by proxy at the Special Meeting.

The final results for each of the matters submitted to a vote of the Company’s stockholders at the Special Meeting are as follows:

1. Charter Amendment Proposal

The stockholders approved the proposal to approve and adopt an amendment of the Company’s amended and restated certificate of incorporation, as previously amended, to allow the Company to extend (the “Extension”) the date by which the Company has to consummate a business combination for up to an additional three months, from September 30, 2025 (the date which is 45 months from the closing date of the Company’s initial public offering of units (the “IPO”)) to up to December 30, 2025 for no contribution to the trust account established in connection with the IPO. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2,364,865	215	0	N/A

2. Trust Amendment Proposal

The stockholders approved the proposal to approve and adopt an amendment of the Trust Agreement to permit the Extension. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2,364,865	215	0	N/A

The Adjournment Proposal (as defined in the Company’s definitive proxy statement on Schedule 14A, as filed with the Securities and Exchange Commission on September 15, 2025), which had been previously voted on by proxy, was not presented to stockholders at the Special Meeting.

Item 8.01. Other Events.

In connection with the Special Meeting, the holders of 350 shares of the Company’s common stock properly exercised, and as of the date hereof have not reversed, their right to redeem their shares for cash at a redemption price of approximately $11.38 per share, for an aggregate redemption amount of approximately $4.0 thousand, leaving approximately $6.4 million in the trust account, based on the approximately $6.4 million held in the trust account as of September 29, 2025 (less funds that may be withdrawn to pay taxes).

The Company has determined that it will not utilize any funds from its trust account to pay any potential excise taxes that may become due upon a redemption of the Company’s public shares in connection with a liquidation of the Company if it does not effect a business combination prior to its termination date.

The Company has also determined that it will not utilize any funds from its trust account to pay any dissolution expenses in connection with the liquidation of the trust account and of the Company if it does not effect a business combination prior to its termination date.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to the Investment Management Trust Agreement, dated September 29, 2025, by and between Welsbach Technology Metals Acquisitions Corp. and Continental Stock Transfer & Trust Company

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2025

Welsbach Technology Metals Acquisition Corp.

By:	/s/ Christopher Clower
Name:	Christopher Clower
Title:	Chief Operating Officer

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